Exhibit 10(a)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated August 28, 1996, between Summit Bancorp., a New Jersey business corporation ("Summit"), and B.M.J. Financial Corp., a New Jersey business corporation ("BMJ").

                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of Summit and BMJ deem it advisable and in the best interests of their respective shareholders to merge BMJ into Summit ("Merger") pursuant to the laws of the State of New Jersey and this Agreement and Plan of Merger ("Agreement");

         WHEREAS, the Board of Directors of Summit and BMJ have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ( "Code");

         WHEREAS, Summit and BMJ intend on the date after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               GENERAL PROVISIONS

         Section 1.01.     The Merger.

         (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), BMJ shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

         Section 1.02. Capital Stock of Summit. All shares of the capital stock of Summit outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

         Section 1.03. Terms of Conversion of BMJ Capital Stock.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of BMJ:

         (1) All shares of the Common Stock, par value $1.00 per share, of BMJ ("BMJ Stock") which immediately prior to the Effective Time are either owned beneficially by Summit or a subsidiary of Summit (other than BMJ Stock held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of BMJ, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such BMJ Stock; and

         (2) Subject to Sections 1.03(a)(1) and 1.08, each share of BMJ Stock outstanding immediately prior to the Effective Time shall be converted in accordance with the New Jersey Act into .56 shares (the "Exchange Ratio") of the Common Stock, par value $1.20 per share, of Summit ("Summit Stock").

         (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for BMJ Stock shall be appropriately adjusted so that BMJ shareholders who are entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of shares of Summit Stock or other stock as they would have received if the Effective Time had occurred prior to the happening of such event.

         Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Merger. Summit shall reserve and make available for issuance to holders of BMJ Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). The shares of Summit Stock to be issued in accordance with this Agreement are sometimes referred to herein as the "Shares". Upon the terms and subject to the conditions of this Agreement, including the conversion of BMJ Stock according to the Exchange Ratio, Summit shall issue the Shares upon the effectiveness of the Merger to BMJ Shareholders (as defined in Section 1.07).

         Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to BMJ, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.08, certificates representing whole shares of Summit Stock ("Summit Certificates") and cash in lieu of fractional shares of Summit Stock for certificates representing shares of BMJ Stock ("BMJ Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to BMJ Shareholders under the last sentence of Section 1.07 (c), at the time such obligations arise.

         Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and BMJ required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("Certificate of Merger"). Summit shall file the Certificate of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the Closing Date (as defined at Section 9.01).

         Section 1.07. Exchange of BMJ Certificates.

         (a) After the Effective Time, each BMJ Shareholder (except Summit to the extent provided in Section 1.03), upon surrender of all BMJ Certificates to the Exchange Agent, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such BMJ Shareholder is entitled, pursuant to the conversion effected by Section 1.03 and the terms of Section 1.08, to receive and the cash payment (by check) such BMJ Shareholder may be entitled, pursuant to Section 1.08, to receive in lieu of a fractional share of Summit Stock. Until so surrendered, outstanding BMJ Certificates held by each BMJ Shareholder, other than BMJ Stock not converted pursuant to Section 1.03, shall be deemed for all purposes (other than as provided below with respect to unsurrendered BMJ Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent the number of whole shares of Summit Stock into which the shares of BMJ Stock have been converted and the right to receive cash in lieu of fractional shares of Summit Stock, if any, all as provided in Section
1.08. Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered BMJ Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of BMJ Certificates following a dividend or other distribution by Summit there shall be paid to such BMJ Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

         (b) Holders of BMJ Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of BMJ.

         (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding BMJ Stock as of the Effective Time ("BMJ Shareholders") (including the address and social security number of and the number of shares of BMJ Stock held by each BMJ Shareholder) from BMJ ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each BMJ Shareholder instructions and transmittal materials for use in surrendering and exchanging BMJ Certificates for the Merger Consideration (as defined in Section 1.08 below). If BMJ Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from BMJ cause the Exchange Agent to cancel and exchange BMJ Certificates for Summit Certificates and Cash In Lieu Amounts (as defined in Section 1.08 below), if any.

         (d) At and after the Effective Time there shall be no transfers on the stock transfer books of BMJ of the shares of BMJ Stock which were outstanding immediately prior to the Effective Time.

         Section 1.08. Fractional Shares. All BMJ Stock held in the aggregate by each BMJ Shareholder shall be multiplied by the Exchange Ratio to determine the number of shares of Summit Stock each such BMJ Shareholder is entitled to receive in the Merger. Each BMJ Shareholder shall be entitled to receive a Summit Certificate for the number of whole shares of Summit Stock resulting from such multiplication and cash in lieu of any fractional share of Summit Stock resulting from such multiplication in an amount ("Cash In Lieu Amount") determined by multiplying the fractional share interest to which such BMJ Shareholder would otherwise be entitled by the closing price of one share of Summit Stock on the New York Stock Exchange-Composite Transactions List, on the last trading day prior to the Effective Time. The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration".

         Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of Summit in force immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is deemed by law to be affected by the Certificate of Merger. The By-Laws of Summit in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

         Section 1.10. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

         Section 1.11. BMJ Stock Options.

         (a) At the Effective Time, each BMJ Option (as defined below) shall be deemed to constitute, and shall automatically be converted in accordance with the Exchange Ratio into, stock options relating to Summit Stock ("Summit Options") and each Summit Option shall be administered in accordance with the terms and conditions provided for in the BMJ Option Plan under which the corresponding BMJ Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of Summit Stock covered by each Summit Option shall be the number of shares of Summit Stock which would have been issued in the Merger if the shares of BMJ Stock subject to the corresponding BMJ Option were issued and outstanding immediately prior to the Effective Time; provided, however, that the number of shares of Summit Stock that may be purchased upon exercise of a Summit Option shall not include any fractional share interest but shall be rounded down to the next lower full share. The exercise price per share of Summit Stock subject to a Summit Option shall equal the exercise price per share of BMJ Stock subject to the corresponding BMJ Option so converted divided by the Exchange Ratio, rounded to the fourth decimal place (subject to any adjustments provided for in this Agreement). Within 30 days after the receipt by Summit of an accurate and complete list of all holders of BMJ Options (including the address and social security number of each such holder and a description of the BMJ Options held by such holder specifying at a minimum the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of BMJ Stock subject thereto) ("Final Option List"), Summit shall issue to the holders of such BMJ Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.11, upon surrender of the outstanding instruments representing such BMJ Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Summit Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which Summit shall use its best efforts to effect within 30 days after BMJ shall have delivered to Summit the Final Option List. Summit shall use its best efforts to maintain the effectiveness of such registration statement
(and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Summit Options remain outstanding. At or prior to the Effective Time, Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Summit Options.

         (b) For purposes of this Section 1.11, "BMJ Option" is hereby defined to mean a stock option for BMJ Stock outstanding on the date hereof granted under the BMJ Director Stock Option Plan, BMJ 1994 Employee Stock Option Plan or BMJ Executive Long-Term Incentive Plan ("BMJ Option Plans") and not subsequently exercised, terminated or expired prior to the Effective Time.

         Section 1.12. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of BMJ acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of BMJ or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of BMJ, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.13. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of BMJ Shareholders to surrender and exchange BMJ Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of BMJ Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, BMJ Shareholders who have theretofore failed to surrender and exchange BMJ Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, BMJ, the Exchange Agent or any other person shall be liable to any former holder of shares of BMJ Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Section 1.14. Lost BMJ Certificates. In the event any BMJ Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such BMJ Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such BMJ Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed BMJ Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE II.

                      REPRESENTATIONS AND WARRANTIES OF BMJ

         BMJ represents and warrants to Summit as follows:

         Section 2.01. Organization, Capital Stock.

         (a) Each of BMJ and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 25% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on BMJ
Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of BMJ and its subsidiaries on a consolidated basis, or (ii) the ability of BMJ to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("BMJ Material Adverse Effect" or "BMJ Material Adverse Change"). However, an BMJ Material Adverse Effect or BMJ Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. Each of BMJ and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

         (b) BMJ is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

         (c) BMJ or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of BMJ's direct and indirect nonbank subsidiaries.

         (d) (1) The authorized capital stock of BMJ consists of 25,000,000 shares of Common Stock, par value $1.00 per share, and as of the date hereof 7,506,462 shares of BMJ Stock were issued and outstanding and 178,000 shares of BMJ Stock were held in the Treasury of BMJ. All issued and outstanding shares of the capital stock of BMJ and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Except as set forth in this Section 2.01(d), except for director and employee stock options outstanding under the BMJ Option Plans and except for BMJ Stock issuable in connection with the BMJ Option Plans and the BMJ Dividend Reinvestment and Stock Purchase Plan ("BMJ Dividend Plan"), there are no Equity Securities of BMJ or any nonbank subsidiary of BMJ outstanding, in existence, the subject of an agreement or reserved for issuance.

                  (2) "Equity Securities" of an issuer means (i) the capital stock or other equity securities of such issuer, options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer, and (ii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, shares of capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer.

                  (3) There are no plans of BMJ providing for the granting of BMJ Stock, stock options, stock appreciation rights or other securities, derivative securities or stock-based cash rights to any person other than the BMJ Option Plans. The BMJ Option Plans, including all amendments thereto, have been duly approved by the shareholders of BMJ in compliance with any applicable laws or applicable regulations of governmental or self-regulatory authorities. Copies of the BMJ Option Plans, including all amendments thereto, have been previously provided to Summit. All information relating to outstanding grants and awards under the BMJ Option Plans, including director and employee stock options and stock appreciation rights ("SARs"), if any, not contained in the BMJ Option Plans (including without limitation date of grant, expiration date, plan under which granted, type (if option, whether nonqualified or incentive; if SAR, whether or not granted in tandem with an option and, if so, the type of tandem option), exercise price, number of shares subject thereto), is set forth in BMJ
Schedule 2.01(d).

         (e) BMJ owns no bank subsidiary other than the Bank of Mid-Jersey ("Bank") ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have an BMJ Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a commercial bank and trust company as contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

         (f) The authorized and outstanding capital stock of Bank is as set forth on BMJ Schedule 2.01(f). BMJ is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on BMJ Schedule 2.01(f).

         (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by BMJ or a subsidiary of BMJ are held free and clear of any claims, liens, encumbrances or security interests.

         Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) BMJ's annual report to shareholders for the fiscal year ended December 31, 1995, (b) BMJ's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1995 and (c) BMJ's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996 and June 30, 1996 (the "BMJ Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of BMJ and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The BMJ Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the BMJ Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

         Section 2.03. No Conflicts. BMJ and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by BMJ, or the consummation of the transactions contemplated hereby including the Merger by BMJ upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of BMJ or any of its subsidiaries or upon any of the Equity Securities of BMJ or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by BMJ or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

         (a) the Certificate of Incorporation or the By-Laws of BMJ or any of its subsidiaries;

         (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

         (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

         (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument; to which BMJ or any of its subsidiaries is a party or by which BMJ or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a BMJ Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

         Section 2.04. Absence of Undisclosed Liabilities. BMJ and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against BMJ or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the BMJ Financial Statements or disclosed in the notes thereto, (b) commitments made by BMJ or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to BMJ and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1995, which are not in the aggregate material to BMJ and its subsidiaries, taken as a whole. Other than as reported in the Forms 10-Q of BMJ referred to in Section 2.02, neither BMJ nor any of its subsidiaries has, since December 31, 1995, become obligated on any debt due in more than one year from the date of this Agreement in excess of $250,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York entered into in the ordinary course of business.

         Section 2.05.  Absence of Litigation;  Agreements with Bank Regulators.

There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting BMJ or its subsidiaries which materially and adversely affects BMJ and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to BMJ and its subsidiaries, taken as a whole, pending or, to BMJ's knowledge, threatened, against or involving BMJ or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of BMJ referred to in Section 2.02. Neither Bank nor BMJ is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor BMJ has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor BMJ has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and BMJ's business.

         Section 2.06. Brokers' Fees. BMJ has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Bear, Stearns & Co. Inc. ("Bear Stearns"). BMJ Schedule 2.06 consists of true and complete copies of all agreements between BMJ and Bear Stearns with respect to the transactions contemplated by this Agreement.

         Section 2.07. Material Filings. At the time of filing, all filings made by BMJ and its subsidiaries after December 31, 1989 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. BMJ has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act.

         Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of BMJ of this Agreement, the Merger and the other transactions contemplated hereby in accordance with BMJ's Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, BMJ has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of BMJ has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of BMJ to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with Section 4.03. This Agreement is a valid and binding agreement of BMJ enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of BMJ in authorizing the execution of this Agreement has determined to recommend to the shareholders of BMJ the approval of this Agreement, the Merger and the other transactions contemplated hereby.

         Section 2.09. Absence of Changes. There has not been, since December 31, 1995, any BMJ Material Adverse Change except as may be reported in the Forms 10-Q of BMJ referred to in Section 2.02. Except as may be reported in said Forms 10-Q of BMJ, neither BMJ nor any of its subsidiaries has since December 31, 1995: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to BMJ or other subsidiaries of BMJ and an ordinary cash dividend of $0.10 per share per fiscal quarter, or, (ii) directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than BMJ and its subsidiaries, other than the redemption by BMJ of its 7.5% Convertible Notes, due July 15, 1996, and related conversion into BMJ Stock; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $250,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

         Section 2.10. Allowance for Loan and Lease Losses. At December 31, 1995 and thereafter the allowances for loan and lease losses of BMJ and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of BMJ's knowledge, the loan and lease portfolios of BMJ in excess of such allowances are collectible in the ordinary course of business. BMJ Schedule 2.10 constitutes a list of all loans and leases made by BMJ or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

         Section 2.11. Taxes and Tax Returns. Neither BMJ nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BMJ or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by BMJ and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by BMJ and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of BMJ or its appropriate subsidiary. Neither BMJ nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of BMJ or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by BMJ or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of BMJ for all taxable years ended on or prior to 1993 and the State of New Jersey has audited the New Jersey income tax returns of BMJ and its subsidiaries for all taxable years ended on or prior to 1993. Neither BMJ nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. BMJ is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither BMJ nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to BMJ's knowledge, threatened against BMJ or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither BMJ nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to
Section 481(a) of the Code by reason of a change in accounting method initiated by BMJ or any of its subsidiaries, and neither BMJ nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. BMJ and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

         Section 2.12. Properties. BMJ has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the BMJ Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the BMJ Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of BMJ and its subsidiaries taken as a whole. BMJ and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a BMJ Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of BMJ and its subsidiaries taken as a whole.

         Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by BMJ or any of its subsidiaries or used by BMJ or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by BMJ or such subsidiary subject to exceptions which are not, in the aggregate, material to BMJ and its subsidiaries, taken as a whole. BMJ and each of its subsidiaries maintains insurance (with companies which, to the best of BMJ's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect BMJ and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on BMJ Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Since January 1 1991, neither BMJ nor any of its subsidiaries has ever been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request).

         Section 2.14. Contracts.

         (a) Except as set forth in BMJ Schedule 2.14(a), neither BMJ nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

         (b) Except as set forth in BMJ Schedule 2.14(b), neither BMJ nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by BMJ or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $75,000 in the aggregate for any one project or in excess of $250,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $75,000; or (v) other contracts material to the business of BMJ and its subsidiaries taken as a whole and not made in the ordinary course of business.

         (c) Neither BMJ nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of BMJ, is materially adverse, onerous, or harmful to any aspect of the business of BMJ and its subsidiaries taken as a whole.

         Section 2.15. Pension and Benefit Plans.

         (a) Neither BMJ nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in BMJ Schedule 2.15(a) (individually a "BMJ Plan" and collectively the "BMJ Plans"). In its present form each BMJ Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each BMJ Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and BMJ or the subsidiary whose employees are covered by such BMJ Plan has received from the IRS a determination letter to that effect. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each BMJ Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of BMJ or any subsidiary whose employees are covered by a BMJ Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such BMJ Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such BMJ Plan or has been misled as to his or her rights under such BMJ Plan. No BMJ Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any BMJ Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the BMJ Plans or any fiduciary thereof which would subject BMJ or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which BMJ is a member and which is under common control within the meaning of Section 414 of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which BMJ or any of its subsidiaries or ERISA Affiliates has any obligation to contribute. There has been no change in control of any BMJ Plan since the last effective date of any such change of control disclosed to Summit in Schedule 2.15(a).

         (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by BMJ or any of its subsidiaries other than the BMJ Plans with an annual cost in excess of $25,000 (collectively "Benefit Plans") are listed in BMJ Schedule 2.15(b)
(unless already listed in BMJ Schedule 2.15(a)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of BMJ or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to a Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Benefit Plans which would subject BMJ or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of BMJ or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

         Section 2.16. Fidelity Bonds. Since at least January 1, 1991, BMJ and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither BMJ nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither BMJ nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to BMJ's and its subsidiaries' past claim experience.

         Section 2.17. Labor Matters. Hours worked by and payment made to employees of BMJ and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from BMJ and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of BMJ or its appropriate subsidiary. BMJ is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to BMJ or any of its subsidiaries. Since December 31, 1992, no employee of BMJ or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are reasonably likely to result in a material liability. No employees of BMJ or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving BMJ pending with, or, to the knowledge of BMJ, threatened by, any labor organization or group of employees of BMJ.

         Section 2.18. Books and Records. The minute books of BMJ and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of BMJ and each of its subsidiaries fairly and accurately reflect the transactions to which BMJ and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

         Section 2.19. Concentrations of Credit. Except as previously disclosed in the June 30, 1996 BMJ Board of Directors Report previously delivered to Summit or set forth in BMJ Schedule 2.19, no customer or affiliated group of customers (i) is owed by BMJ or any subsidiary of BMJ an aggregate amount in excess of $4,500,000 (including deposits, other debts and contingent liabilities) or (ii) owes to BMJ or any of its subsidiaries an aggregate amount in excess of $4,500,000 (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

         Section 2.20. Trademarks and Copyrights. Neither BMJ nor any of its subsidiaries has received notice or otherwise knows that the manner in which BMJ or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

         Section 2.21. Equity Interests. Neither BMJ nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of BMJ in Bank and of BMJ and Bank in the nonbank subsidiaries of BMJ listed on BMJ Schedule
2.01(a), any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted.

         Section 2.22. Environmental Matters.

         (a) Except as may be disclosed in the Forms 10-K and 10-Q of BMJ referred to in Section 2.02 hereof:

                  (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by BMJ or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by BMJ or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that BMJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

                  (2) Neither BMJ nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that BMJ or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

                  (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay BMJ or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

         (b) Neither BMJ nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or
Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

         (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $30,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

         It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to matters required to be disclosed pursuant to this Section 2.22 but not so disclosed, is in the aggregate in excess of $2,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

         Section 2.23. Accounting, Tax and Regulatory Matters. Neither BMJ nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interest accounting treatment, or (B) as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in
Section 4.01 or the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

         Summit represents and warrants to BMJ as follows:

         Section 3.01. Organization, Capital Stock.

         (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20 with attached rights issued pursuant to the Summit Shareholder Rights Plan, of which 93,725,953 shares were issued and outstanding as of July 31, 1996 and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) and 504,481 shares of Series C Adjustable Rate Cumulative Preferred Stock ($25 stated value) were issued and outstanding and 1,000,000 shares of Series R Preferred Stock were reserved for issuance as of July 31, 1996.

         (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect" or "Summit Material Adverse Change"). However, a Summit Material Adverse Effect or Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting financial institutions or their holding companies generally. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the BHCA.

         (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and the Agreement and Plan of Merger, dated May 22, 1996, between Summit and Central Jersey Financial Corporation ("CJFC Merger Agreement") and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

         (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

         Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and (c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996 and June 30, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

         Section 3.03. No Conflicts. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

         (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

         (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

         (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

         (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument; to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

         Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

         Section 3.05. Material Information. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1989 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1992 timely made all filings required by the Securities Act and the Exchange Act.

         Section 3.06. Corporate Action. Assuming due execution and delivery by BMJ, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation.

         Section 3.07. Absence of Changes. Except as disclosed in the Summit Financial Statements, there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

         Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR ss.210.1-02(v)), at December 31, 1995.

         Section 3.09. Absence of Undisclosed Liabilities. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets and liabilities. There are no material undisclosed liabilities, whether contingent or absolute, direct or indirect..

         Section 3.10. Environmental Matters.


         (a) Except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 hereof:

                  (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

                  (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

                  (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

         (b)   Neither   Summit  nor  any   subsidiary   (i)  is  aware  of  any
investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility which would result in a Summit Material Adverse Change, (ii) has received any information requests from any environmental regulatory authority with respect to a matter which would result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding which would result in a Summit Material Adverse Change.


                                   ARTICLE IV.

                                COVENANTS OF BMJ

         BMJ hereby covenants and agrees with Summit that:

         Section 4.01. Preparation of Registration Statement and Applications for Required Consents. BMJ will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by BMJ to solicit shareholders of BMJ for approval of the Merger. In connection therewith, BMJ will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning BMJ reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). BMJ will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide BMJ and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of BMJ and its counsel before making any such filing or application; and Summit will provide BMJ and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. BMJ covenants and agrees that all information furnished by BMJ for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by BMJ to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BMJ will furnish to Bear Stearns such information as Bear Stearns may reasonably request for purposes of the opinion referred to in
Section 8.07.

         Section 4.02. Notice of Adverse Changes. BMJ will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BMJ contained in this Agreement or the BMJ Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any BMJ Material Adverse Change, (c) any inability or perceived inability of BMJ to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving BMJ or any of its subsidiaries or assets, which, if determined adversely to BMJ or any of its subsidiaries, would have a material adverse effect upon BMJ and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by BMJ or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which BMJ or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of BMJ and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. BMJ agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

         Section 4.03. Meeting of Shareholders. BMJ will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, BMJ shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

         Section 4.04.  Copies of Filings.  Without  limiting the  provisions of
Section 4.01, BMJ will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of BMJ or the public.

         Section 4.05. No Material Transactions. Until the Effective Time, BMJ will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

         (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of BMJ to BMJ or other subsidiaries of BMJ except that BMJ may declare, set aside and pay a dividend of $0.10 per quarter or the dividend most recently (as of such date) declared by Summit multiplied by the Exchange Ratio;

         (b) declare or distribute any stock dividend or authorize or effect a stock split;

         (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of BMJ into other subsidiaries of BMJ) or enter into any other transaction not in the ordinary course of business;

         (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions involving not more than $100,000;

         (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to BMJ and its subsidiaries taken as a whole;

         (f) (i) pay any employee cash bonuses, other than (x) bonuses for 1996 performance under and in accordance with the formulas provided in the BMJ Short-Term Incentive Plan, which shall be paid in February of 1997 and shall be paid only to employees who continue to be employees of BMJ or a subsidiary on such payment date, and (y) "stay bonuses" to be paid on the earlier to occur of
(A) the merger of Bank with Summit Bank or (B) six months after the Closing Date, to employees designated by the Board of Directors of BMJ (after consultation with Summit) who continue to be employees of BMJ or a subsidiary or affiliate on such payment date and execute a release of claims against Summit and its affiliates, provided, that the sum of (x) and (y) not shall exceed
$450,000 in the aggregate, or (ii) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

         (g) except as provided in Section 4.05(f), create, adopt or modify any employment, termination or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit or welfare plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit, or make, increase or amend in any manner any grant or award under any compensation plan, including stock incentive and stock option plans;

         (h) distribute, issue, sell or grant any of its Equity Securities, any stock appreciation rights, derivative securities or stock-based cash rights except pursuant to the terms of the BMJ Dividend Plan and pursuant to the exercise of director and employee stock options under the BMJ Option Plans;

         (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions;

         (j) amend its Certificate of Incorporation or By-Laws;

         (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of BMJ or any of its subsidiaries, taken as a whole;

         (l) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the BMJ Benefit Plans;

         (m) make any employer contribution to a BMJ Plan or a Benefit Plan which under the terms of the particular plan is voluntary and within the sole discretion of BMJ to make, except matching employer contributions made in accordance with plan terms in effect on the date hereof;

         (n) make any determination or take any action, by its Compensation Committee or otherwise, under or with respect to any BMJ Option Plan other than routine administration of outstanding awards thereunder;

         (o) amend or exercise any discretion to change the current terms of the BMJ Dividend Plan or issue any BMJ Stock under the BMJ Dividend Plan at a discount.

         Section 4.06. Operation of Business in Ordinary Course. BMJ, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that BMJ or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that BMJ will notify and consult with Summit prior to terminating any of the five highest paid employees of BMJ; (d) will use their best efforts to continue to maintain fidelity bonds insuring BMJ and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of BMJ or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on BMJ and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at December 31, 1995, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending December 31, 1995, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by BMJ's independent certified public accountants.

         Section 4.07. Further Actions. BMJ will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

         Section 4.08. Cooperation. Until the Effective Time, BMJ will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of BMJ or any of its subsidiaries.

         Section 4.09. Copies of Documents. As promptly as practicable, but not later than 45 days after the date hereof, BMJ will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the BMJ Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Disclosure List").

         Section 4.10. Applicable Laws. BMJ and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on BMJ or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

         Section 4.11. Agreements of Affiliated Shareholders. BMJ agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a list of all persons who, in the opinion of Covington & Burling, special counsel to BMJ, are affiliates of BMJ for the purposes of Rule 145 under the Securities Act (a "BMJ Affiliate") and shall use its best efforts to cause each BMJ Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

         Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by BMJ or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

         Section 4.13. Confidentiality. All information furnished by Summit to BMJ or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, BMJ and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of BMJ or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by BMJ with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. BMJ shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in BMJ's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to BMJ by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, BMJ is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, BMJ may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

         Section 4.14. Dividends. BMJ will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of BMJ Stock will not be paid two dividends for a single calendar quarter with respect to their shares of BMJ Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. BMJ will notify Summit at least five business days prior to any proposed dividend declaration date.

         Section 4.15. Acquisition Proposals. BMJ agrees that neither BMJ nor any of its subsidiaries nor any of the respective officers and directors of BMJ or its subsidiaries shall, and BMJ shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by BMJ or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided however, that the Board of Directors of BMJ may furnish or cause to be furnished nonpublic information and may participate in such discussions directly or through its representatives concerning an Acquisition Proposal, if such Board of Directors has determined, after having consulted with and received the written opinion of outside counsel to the effect, that the failure to provide such nonpublic information or participate in such discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving BMJ or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of BMJ or any of its subsidiaries. BMJ will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. BMJ will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, BMJ will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of BMJ or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by BMJ.

         Section 4.16 Tax Opinion Certificates. BMJ shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and BMJ shall cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding BMJ Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.

         Section 4.17 Best Efforts to Ensure Pooling. BMJ agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.


                                   ARTICLE V.

                               COVENANTS OF SUMMIT

         Summit hereby covenants and agrees with BMJ that:

         Section 5.01. Approvals and Registrations. Based on such assistance of and cooperation BMJ as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, and
(c) with the New York Stock Exchange, an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by BMJ Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Bear Stearns, investment bankers advising BMJ, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

         Section 5.02. Notice of Adverse Changes. Summit will promptly advise BMJ in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by BMJ of any of the provisions of Articles VI or VIII.

         Section 5.03. Copies of Filings. Summit shall promptly provide to BMJ and its counsel copies of the applications filed with the Federal Reserve Board and all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K.

         Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as BMJ may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of BMJ set forth in Articles VI and VIII hereof are satisfied.

         Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to BMJ in connection with any such requirements imposed upon BMJ or on any of its subsidiaries in connection with the Merger.

         Section 5.06. Unpaid BMJ Dividends. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of BMJ to pay dividends, if any, on BMJ Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

         Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as BMJ from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of BMJ's representatives covering the business and affairs of Summit or any of its subsidiaries.

         Section 5.08. Confidentiality. All information furnished by BMJ to Summit or its representatives pursuant hereto shall be treated as the sole property of BMJ and, if the Merger shall not occur, Summit and its representatives shall return to BMJ all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which
(x) was legally in Summit's  possession prior to the disclosure  thereof by BMJ,
(y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning BMJ to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify BMJ in advance to the extent practicable. This
Section 5.08 shall survive any termination of this Agreement.

         Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions and contemplated hereby from qualifying as a reorganization within the meaning of
Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

         Section 5.10.     Indemnification.

         (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of BMJ or any subsidiary of BMJ on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

         (b) For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of BMJ or any subsidiary of BMJ on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by BMJ (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount. BMJ shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Summit's request.

         (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of BMJ referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

         Section 5.11. Employee Matters.

         (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of (i) the BMJ Plans, (ii) the Benefit Plans, and
(iii) any and all other medical, major medical, disability, life insurance, accidental death and dismemberment insurance, dental, vision care, or other health or welfare plan maintained by BMJ (the "Health or Welfare Plans"); provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, a BMJ Plan, a Benefit Plan or a Health or Welfare Plan available to all BMJ employees generally, then, if such BMJ plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of BMJ affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with BMJ for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan, Summit supplemental employee retirement plans and Summit severance plans.

         (b) After the Effective Time, BMJ employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.


                                   ARTICLE VI.

              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                                 SUMMIT AND BMJ

         The respective obligations of Summit and BMJ under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and BMJ in accordance with Section 10.09:

         Section 6.01. Receipt of Required Consents. Summit and BMJ shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or BMJ, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

         Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or BMJ, shall be contemplated or threatened by the SEC on the Closing Date.

         Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date, Summit and BMJ shall have received from Thompson Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of BMJ Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the BMJ Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the BMJ Stock for which it is exchanged, assuming that such BMJ Stock is a capital asset in the hands of the holder thereof at the Effective Time.

         In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

         Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or BMJ or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or BMJ and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or BMJ and its subsidiaries taken as a whole, as the case may be.

         Section 6.05. NYSE Listing. At the Closing Date, the shares of Summit Stock to be issued in the Merger shall have been listed on the New York Stock Exchange, subject to official notice of issuance.


                                  ARTICLE VII.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

         The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

         Section 7.01. No Adverse  Changes.  During the period from December 31,

1995 to the Closing Date there shall not have been any BMJ Material Adverse Change, and BMJ and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of BMJ and its subsidiaries, taken as a whole, to conduct their business.

         Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by BMJ in this Agreement and the BMJ Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. BMJ shall have complied in all material respects with all covenants and agreements contained herein to be performed by BMJ on or before the Closing Date.

         Section 7.03. Secretary's Certificate. BMJ shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of BMJ relating to this Agreement, the Option Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of BMJ and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

         Section 7.04. Officer's Certificate. BMJ shall have furnished to Summit a certificate signed by the President of BMJ, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to BMJ, and at Sections 7.01, 7.02, 7.07, 7.10 and 7.13.

         Section 7.05. Opinion of BMJ's Counsel. Summit shall have received an opinion of counsel to BMJ, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

         Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

         Section 7.07. Consents to BMJ Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which BMJ or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or financial condition (financial or otherwise) of BMJ and its subsidiaries on a consolidated basis, shall have been obtained.

         Section 7.08. FIRPTA Affidavit. BMJ shall have delivered to Summit an affidavit of an executive officer of BMJ stating, under penalties of perjury, that BMJ is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section 7.09. Shareholder Approval. The shareholders of BMJ, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of BMJ's Certificate of Incorporation and By-Laws.

         Section 7.10. Absence of Regulatory Agreements. Neither BMJ nor any BMJ subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or BMJ and its subsidiaries taken as a whole, and neither BMJ nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

         Section 7.11. [omitted]

         Section 7.12. Affiliate Agreements. Each person who is a BMJ Affiliate shall have delivered to Summit an executed Affiliate Agreement.

         Section 7.13. [omitted]

         The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO THE OBLIGATION OF BMJ

         The obligation of BMJ to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by BMJ in writing in accordance with Section 10.09:

         Section 8.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

         Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. The entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity in public or private offerings, and the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, Series B Adjustable Rate Cumulative Preferred Stock, Series C Adjustable Rate Cumulative Preferred Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

         Section 8.03. Secretary's Certificate. Summit shall have furnished to BMJ a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

         Section 8.04. Officer's Certificate. Summit shall have furnished to BMJ a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of
Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

         Section 8.05. Opinion of Summit Counsel. BMJ shall have received an opinion of the General Counsel of Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for BMJ, substantially to the effect provided in Exhibit E.

         Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to BMJ, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

         Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Bear Stearns, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the consideration to be received by the shareholders of BMJ in the Merger.

         Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

         Section 8.09. BMJ Shareholder Approval. The shareholders of BMJ, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of BMJ's Certificate of Incorporation and By-Laws.
         The receipt of the documents required by this Article VIII by BMJ shall in no way constitute a waiver by BMJ of any of the provisions of or its rights under this Agreement.


         ARTICLE IX CLOSING; TERMINATION RIGHTS

         Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to BMJ, at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

         (a) the date of the approval of the Merger by the shareholders of BMJ in accordance with Section 7.09;

         (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and BMJ, to the consummation of the transactions contemplated herein or such prior date as Summit and BMJ shall elect, whether or not such proceeding has been brought to a conclusion; or

         (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents); such date is sometimes referred to herein as the "Closing Date". At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the Certificate of Merger to be filed with the New Jersey Secretary of State in accordance with Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

         Section 9.02.     Termination Rights.

         (a) The Boards of Directors of BMJ and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

         (i) the shareholders of BMJ at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

         (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

         (iii) BMJ's investment banker is unable to deliver to BMJ by January 31, 1997 the opinion required by Section 8.07; or

         (iv) the Closing is not consummated on or before June 30, 1997, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

         (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(i) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

         (c) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

         (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

         (ii) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and BMJ; provided, however, that: (A) if BMJ terminates this Agreement pursuant to
Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse BMJ for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(ii), Section 9.02(b) or
Section 9.02(d), BMJ shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

         (d) The Board of Directors of Summit may terminate this Agreement if BMJ does not execute and deliver the Option Agreement by the day immediately following the date hereof.

         (e) Notwithstanding any termination of this Agreement, (i) BMJ shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with BMJ and
(ii) Summit shall indemnify and hold BMJ harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

         (f) Except as provided otherwise herein in the event of a termination of this Agreement, BMJ and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.


                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

         Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.03. Entire Agreement; Amendments. This Agreement, the BMJ Schedules, and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties
pertaining   to  the  subject   matter   hereof  and  supersede  all  prior  and
contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of BMJ contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of BMJ.

         Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

         Summit:                                    Summit Bancorp.
                                                    Attn: John G. Collins
                                                    301 Carnegie Center
                                                    P.O. Box 2066
                                                    Princeton, NJ 08543-2066
                                                    Telephone No.:  609-987-3422
                                                    Facsimile No.:  609-987-3435


         With a copy to:                   Richard F. Ober, Jr., Esq.
                                                    Summit Bancorp.
                                                    301 Carnegie Center
                                                    P.O. Box 2066
                                                    Princeton, NJ 08543-2066
                                                    Telephone No.:  609-987-3430
                                                    Facsimile No.:  609-987-3435

         BMJ:                                       B.M.J. Financial Corp.
                                                    243 Route 130
                                                    P.O. Box 1001
                                                    Bordentown, NJ 08505-1001
                                                    Attention: Elmer J. Elias
                                                    Telephone No.:  609-291-5117
                                                    Facsimile No.:  609-298-1270

         With a copy to:                   Wesley S. Williams Jr., Esq.
                                                    Covington & Burling
                                                    Suite 1155A
                                                    1201 Pennsylvania Avenue, NW
                                                    Washington, DC 20004
                                                    Telephone No.:  202-662-5628
                                                    Facsimile No.:  202-778-5628

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

         A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

         Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of BMJ, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to
Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of BMJ.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                                          SUMMIT BANCORP.



                                                 By:      /s/ Robert G. Cox
                                                          Robert G. Cox
                                                          President


                                                          B.M.J. FINANCIAL CORP.



                                                 By:      /s/ Edwin W. Townsend
                                                          Edwin W. Townsend
                                                          Chairman of the Board

                                                                       EXHIBIT A

                  B.M.J. FINANCIAL CORP. STOCK OPTION AGREEMENT

THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         STOCK OPTION AGREEMENT, dated as of the 29th day of August, 1996 (this "Agreement"), between Summit Bancorp., a New Jersey corporation ("Grantee"), and B.M.J. Financial Corp., a New Jersey corporation ("Issuer").

                                   WITNESSETH:

         WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 28th day of August, 1996 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

         WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement, and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,490,000 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to the last sale price on the trading day immediately preceding the date of the Merger Agreement of a share of Common Stock on the NASDAQ National Market (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

         SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof, or (iii) 12 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof (if the breach by Issuer giving rise to such right of termination is volitional), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(a)(ii) thereof (unless the breach by Issuer giving rise to such right of termination is non-volitional), and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in material breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i) - (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in each such case, to the provisions of Section 9.

         (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

                  (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including but not limited to a group of related family members and any entity in which they own all of the beneficial interest) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or
(z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

                  (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

                  (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the

Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

                  (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

                  (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

                  (vi) any Purchase Event (as defined below).

         (c) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary;

                  (ii) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

                  (iii)  The  occurrence  of an  Extension  Event  described  in
Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

         (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

         (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

         "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and B.M.J. Financial Corp. ("Issuer") dated as of the 29th day of August, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute
certificate(s)   without  such  reference  if  the  shares  have  been  sold  or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

         SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss.18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

         (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

         (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

         SECTION 6. Registration Rights.

         (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder from time to time of any of the shares of Common Stock issued pursuant hereto (an "Owner")) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee and Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee and Owners shall provide representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee and Owners shall become a party to any underwriting agreement relating to the sale of Option rights or Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

         (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

         (c)  Expenses.   Except  where  applicable  state  law  prohibits  such
payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option rights or Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by Grantee and Owners) and all other qualifications, notification or exemptions pursuant to Section 6.

         (d)  Indemnification.  In connection with any  registration  under this
Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, any Owner, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, Owner, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Grantee, Owner, or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee, any Owner and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee or Owner be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option rights and Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee or Owner to indemnify shall be several and not joint with other Grantees or Owners.

         (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Owner thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Owner with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Owner under the Securities Act or the Exchange Act, or pursuant to any state securities laws or the rules of any stock exchange.

         SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of an Owner), delivered within 12 months of the occurrence of an Exercise Termination Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise),
(iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the NASDAQ National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

         (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

         (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option

Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

         (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Bank Subsidiary, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of securities representing 50% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

         (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

         SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

         (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

         (d) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

         SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights is prohibited due to any injunction, order or similar restraint issued by a court or Governmental Authority of competent jurisdiction, to the extent necessary for such injunction, order or restraint to either have been dissolved or become permanent and no longer subject to appeal, (b) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (c) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to dissolve any such injunction, order or restraint or to obtain any required approval from the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section
6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

         SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

         (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

         "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and B.M.J. Financial Corp. ("Issuer") dated as of the 29th day of August, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

         SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

         SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, any Owners, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

         SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

         SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

         SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

         IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                                        SUMMIT BANCORP.


                                               By:      /s/ Robert G. Cox
                                                        Robert G. Cox
                                                        President


                                                        B.M.J. FINANCIAL CORP.


                                               By:      /s/ Edwin W. Townsend
                                                        Edwin W. Townsend
                                                        Chairman of the Board

                                  (letterhead)
SUMMIT
   Bancorp



                                                        301 Carnegie Center
                                                        P.O. Box 2066
                                                        Princeton, NJ 08543-2066
                                                        Phone (609) 987-3200


- --------------------------------------------------------------------------------
                          NewsNewsNewsNewsNewsNewsNews
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                                                              Release: Immediate

                                                     Contact: At Summit Bancorp:
                                                           C. Scott Rombach, SVP
                                                        Corporate Communications
                                                                  (609) 987-3350

                                                      At B.M.J. Financial Corp.:
                                                               John F. Tremblay,
                                                               President and CEO
                                                          The Bank of Mid-Jersey
                                                                  (609) 291-5117



                SUMMIT BANCORP TO ACQUIRE B.M.J. FINANCIAL CORP.


Princeton, New Jersey, August 29, 1996--Summit Bancorp (NYSE:SUB) and B.M.J. Financial Corp. (NASDAQ:BMJF) jointly announced today that they have entered into a definitive merger agreement in which Summit will acquire B.M.J. Financial, in a tax-free exchange of stock. B.M.J. Financial, which operates The Bank of Mid-Jersey, has assets of $650 million in 20 community branches throughout Burlington, Mercer, and Ocean counties.

T. Joseph Semrod, Summit chairman and chief executive officer, said, "This acquisition will enhance Summit's presence in key central and southern New Jersey counties comprising nearly 5,000 businesses and half a million households."

Summit Bancorp will improve its market share position to number three in Burlington County among commercial banks and thrifts while strengthening its number two rank in Mercer and Ocean counties. Burlington and Mercer rank among the nation's top 100 counties in per capita income, and are among New Jersey's top ten. This acquisition complements our recent announcement to acquire Central Jersey Financial Corp. In Middlesex County.

Edwin W. Townsend, B.M.J. Financial Corp. chairman, said "The opportunity to join with the Summit organization is beneficial to our shareholders, customers, and employees. In addition, our customers will benefit from Summit's extensive products and services. Both banks are already regional leaders in supermarket banking."

The agreement contemplates that each share of B.M.J. Financial common stock will be exchanged for 0.560 of a share of Summit common stock. Summit will receive an option to purchase up to 19.9 percent of B.M.J. Financial's common stock if certain conditions occur.

Based on Summit's closing stock price last night of $38.875, this transaction is valued at approximately $164.5 million, or $21.77 for each B.M.J. Financial share. B.M.J. Financial had 7.56 million common shares outstanding on June 30, 1996.

Additionally, the agreement allows for B.M.J. Financial to declare quarterly common dividends until the closing date in an amount equivalent to the common dividend rate declared by Summit Bancorp.

The transaction is expected to be completed in the first quarter of 1997, subject to B.M.J. Financial shareholder and regulatory approvals. It is anticipated that it will be accounted for as a pooling-of-interests.

Summit Bancorp, headquartered in Princeton, is New Jersey's largest bank with $22 billion in assets, 328 community banking offices and six supermarket branches of Summit Bank in New Jersey and Pennsylvania, and 500 ATMs. Its major lines of business include commercial, retail and mortgage banking, investment management, and private banking. These core businesses and non-bank subsidiaries offer a full array of financial services.